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Exhibit 99.1

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table shows ratios of earnings to combined fixed charges for SL Green Realty Corp. and us for the periods shown:

	Ratio of Earnings to Fixed Charges
Year Ended December 31, 2006	2.50	x
Year Ended December 31, 2005	3.43	x
Year Ended December 31, 2004	4.03	x
Year Ended December 31, 2003	2.29	x
Year Ended December 31, 2002	2.16	x

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before minority interest and fixed charges. Fixed charges consist of interest expense (including interest costs capitalized), ground rent expense and the amortization of debt issuance costs.

        The above ratios were calculated in accordance with Item 503 of Registration S-K. As a result, all years prior to 2005 have been restated to exclude income from discontinued operations and for 2002 include certain costs associated with losses from extinguishment of debt in accordance with Financial Accounting Standards Board Statement No. 145, which was adopted by us on January 1, 2003. The costs were previously reported as extraordinary losses and excluded from prior reported ratios.

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  Exhibit 99.1
RATIOS OF EARNINGS TO FIXED CHARGES